Exhibit 10.9
FIRST AMENDMENT TO

AMENDED AND RESTATED ADVISORY AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT is entered into as of November 7, 2012, among American Realty Capital Global Trust, Inc. (the “Company”), American Realty Capital Global Operating Partnership, L.P. (the “OP”) and American Realty Capital Global Advisors, LLC (the “Advisor”).

RECITALS

WHEREAS, the Company, the OP and the Advisor entered into that certain Amended and Restated Advisory Agreement (the “Advisory Agreement”), dated as of August 14, 2012; and

WHEREAS, pursuant to Section 24 of the Advisory Agreement, the Company, the OP and the Advisor desire to make certain amendments to the Advisory Agreement.
NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to Section 10(d) of the Advisory Agreement. Effective July 1, 2012, Section 10(d) of the Advisory Agreement is hereby replaced in its entirety with the following:

“(d)          Asset Management Fee. The Company (and with respect to a Foreign Investment, the applicable Local Entity)

(i)          Until the Company acquires at least $1.2 billion in total portfolio assets, the Company shall pay the Advisor or its assignees an Asset Management Fee equal to 0.75% of the cost of the Company’s assets (including the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but excluding acquisition fees); provided, however, that the Asset Management Fee shall be reduced by any amounts payable to American Realty Capital Global Properties, LLC, as an oversight fee, such that the aggregate of the Asset Management Fee and such oversight fee does not exceed 0.75% per annum of the cost of the Company’s assets. Such Asset Management Fee will be payable on the first Business Day of each month for the respective current month in the amount of 0.0625% of average invested assets as of such date, adjusted for appropriate closing dates for individual investments. The Asset Management Fee shall be payable, at the discretion of the Board, in cash, common stock or restricted stock grants, or any combination thereof. The amount of the Asset Management Fee will be reduced to the extent that funds from operations (“FFO”) as adjusted, during the six months ending on the last day of the calendar quarter immediately preceding the date such Asset Management Fee is payable, is less than the dividends declared with respect to the six month period. For purposes of this determination, FFO, as adjusted, is FFO (as defined by NAREIT), adjusted to add back (i) acquisition fees and related expenses; (ii) non-cash restricted stock grant amortization, if any; and (iii) impairments of real estate related investments, if any (including properties, loans receivable and equity and debt investments).

(ii)         After the first quarter following the Company’s acquisition of at least $1.2 billion in total portfolio assets, the Company shall pay an Asset Management Fee to the Advisor or its assignees as compensation for services rendered in connection with the management of the Company’s assets based on the lower of 0.75% of the costs of assets and 0.75% of the quarterly NAV. Such Asset Management Fee will be payable monthly, based on assets held by the Company during the measurement date, adjusted for appropriate closing dates for individual property acquisitions. The amount of the Asset Management Fee will be reduced to the extent FFO as adjusted, during the six months ending on the last day of the calendar quarter immediately preceding the date such Asset Management Fee is payable, is less than the dividends declared with respect to the six month period. For purposes of this determination, FFO, as adjusted, is FFO (as defined by NAREIT), adjusted to add back (i) acquisition fees and related expenses; (ii) non-cash restricted stock grant amortization, if any; and (iii) impairments of real estate related investments, if any (including properties, loans receivable and equity and debt investments).”

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

By:    /s/ Edward M. Weil, Jr.
Name:    Edward M. Weil, Jr.
Title:    President

AMERICAN REALTY CAPITAL GLOBAL OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital Global Trust, Inc.,

its General Partner

By:    /s/ Edward M. Weil, Jr.
Name:    Edward M. Weil, Jr.
Title:    President

AMERICAN REALTY CAPITAL GLOBAL ADVISORS, LLC

By:    /s/ Edward M. Weil, Jr.
Name:    Edward M. Weil, Jr.
Title:    President